Exhibit 5.1
[Letterhead of Gibson, Dunn & Crutcher LLP]
August 19, 2008
BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama 35244
     Re: Registration Statement on Form S-3 of BioCryst Pharmaceuticals, Inc.
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the "Securities Act”), in connection with the registration of the resale of (i) 175,513 shares of common stock of the Company, par value $0.01 per share (the “Issued Shares”), (ii) warrants to purchase 3,159,895 shares of common stock of the Company (the “Warrants”), and (iii) 3,159,895 shares of common stock of the Company, par value $0.01 per share, issuable upon the exercise of the Warrants (the “Warrant Shares”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:
     1. The Issued Shares are validly issued, fully paid and non-assessable.
     2. The Warrant Shares, when issued, delivered and paid for pursuant to and in accordance with the terms of the Stock and Warrant Purchase Agreement, dated as of August 6, 2007, among the Company and the Investors identified on the signature pages thereto, will be validly issued, fully paid and non-assessable.
     3. The Warrants are legal, valid and binding obligations of the Company.
     The opinion set forth in paragraph 3 above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. With respect to such opinion, we express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and, for purposes of paragraphs 1 and 2 above, the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2 above. This opinion letter is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the DGCL, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP